Exhibit 10.6

REVOLVING CREDIT NOTE

$10,866,000	June 8, 2009

This Revolving Credit Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of June 8, 2009 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among the undersigned, as Borrower, the various financial institutions named therein or which hereafter become a party thereto (each individually a “Lender” and collectively, “Lenders”) and PNC BANK, NATIONAL ASSOCIATION, as agent for Lenders (in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (“Payee”), at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey  08816, or at such other place as Agent may from time to time designate to Borrower in writing:

(i)            the principal sum of TEN MILLION EIGHT HUNDRED SIXTY-SIX THOUSAND DOLLARS ($10,866,000) or, if different from such amount, the aggregate unpaid principal balance of Payee’s Commitment Percentage of the Revolving Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii)           interest on the principal amount of the Revolving Advances under this Revolving Credit Note from time to time outstanding until such principal amount is paid in full at the applicable Interest Rate in accordance with the provisions of the Loan Agreement.  In no event, however, shall interest exceed the amount collectible at the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest may be payable at the Default Rate in accordance with the provisions of the Loan Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Loan Agreement and is secured by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Revolving Credit Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Revolving Credit Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the Other Documents, and the same is not cured within any applicable grace or cure period, then this Revolving Credit Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

[Signatures on Following Page]

This Revolving Credit Note shall be construed and enforced in accordance with the laws of the State of North Carolina.

BORROWER:

WM COFFMAN LLC,
a Delaware limited liability company

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

Revolving Credit Note

STATE OF New York	)
) ss.
COUNTY OF Suffolk	)

On this 4th day of June, 2009, before me personally came Joseph A. Molino, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Vice President of WM COFFMAN LLC, the limited liability company described in and which executed the foregoing instrument; that he knows the seal of said limited liability company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the members of said limited liability company, and that he signed his name thereto by like order.

/s/ Robert C. Weiden
NOTARY PUBLIC

My Commission Expires:

12/22/10
[NOTARIAL SEAL]

Revolving Credit Note